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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 March 12, 2002


                            Cambridge Holdings, Ltd.
             (Exact name of registrant as specified in its charter)


                                    Colorado
                 (State or other jurisdiction of incorporation)


        0-12962                                            84-0826695

 (Commission File Number)                   (IRS Employer Identification Number)


              106 S. University Boulevard, No. 14, Denver, CO 80209
               (Address of principal executive offices) (Zip code)




        Registrant's telephone number, including area code (303) 722-4008
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                            CAMBRIDGE HOLDINGS, LTD.

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.     Acquisition or disposition of assets.

            On March 12, 2002, Cambridge Holdings, Ltd. (the "Company") finalized acquisition of securities of AspenBio, Inc., a biomedical manufacturing company. The Company invested $600,000 and acquired 1 million shares of AspenBio's common stock and warrants to purchase up to an additional 360,000 shares of AspenBio common stock exercisable at $1.00 per share. At the Company's direction, certain directors, officers and consultants of the Company who performed services for the Company, received warrants to purchase an additional 470,000 shares of AspenBio's stock at $1.00 per share. Gregory Pusey, President of the Company, became Secretary and Director of AspenBio in connection with this acquisition.

Item 7.     Financial Statements and Exhibits.

(c)         Exhibits.

            10.1 Securities Purchase Agreement, dated December 28, 2001, between the Company and AspenBio.

            10.2 Investor Rights Agreement, dated December 28, 2001, between the Company and AspenBio.

            10.3 Consulting Agreement, dated December 28, 2001, between AspenBio and the Company.

            10.4 Letter, dated March 14, 2002, confirming performance and termination of the Consulting Agreement.

            10.5 Shareholders Agreement, dated December 28, 2001, among AspenBio, Cambridge Holdings and Roger Hurst.

                                   Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   CAMBRIDGE HOLDINGS, LTD.



Dated: March 21, 2002                              By: /s/ Gregory Pusey
                                                       ------------------------
                                                       Gregory Pusey, President


                                      -2-


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                                 EXHIBIT INDEX


Financial Statements and Exhibits.

(c)         Exhibits.

            10.1 Securities Purchase Agreement, dated December 28, 2001, between the Company and AspenBio.

            10.2 Investor Rights Agreement, dated December 28, 2001, between the Company and AspenBio.

            10.3 Consulting Agreement, dated December 28, 2001, between AspenBio and the Company.

            10.4 Letter, dated March 14, 2002, confirming performance and termination of the Consulting Agreement.

            10.5 Shareholders Agreement, dated December 28, 2001, among AspenBio, Cambridge Holdings and Roger Hurst.